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                                                                    Exhibit 23.5

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


               We consent to the use in this Registration Statement on Form S-4 (the "Registration Statement") of our report dated January 27, 2000 relating to the report and accounts of Virtual Presence Limited as of March 31, 1999 and the related statements of profit and loss account, balance sheet and cash flows for the years ended March 31, 1999 and 1998.


                                                 /s/ Pridie Brewster
                                                 Pridie Brewster
                                                 Chartered Accountants
                                                 Registered Auditors

August 8, 2000
London, England